                                                                  EXHIBIT 10.14


                              REDEMPTION AGREEMENT

         THIS REDEMPTION AGREEMENT (the "Agreement") made and entered into this 26th day of December, 1997, by and among BRUCE MOORE, a resident of the state of North Carolina ("Moore"), KIRKLAND'S, INC., a corporation organized and existing under the laws of the State of Tennessee ("Kirkland's") and the other undersigned corporations hereto, each a corporation organized and existing under the laws of the State of Tennessee (Kirkland's and such other corporations hereinafter referred to individually as a "Corporation" and collectively the "Corporations").

                                RECITALS OF FACT

         Moore is the owner of the issued and outstanding Stock of the Corporations set forth on Exhibit A attached hereto ("Shares"). Moore has served as an employee, officer and director of the Corporations. On even date herewith, Moore tendered his resignation as an officer and director of the Corporations effective the later of January 7, 1998, or the date of payment in full of the Note referenced in Paragraph 2 hereof.

         Moore has determined that it is in his best interest to retire from active business with Corporations to allow him to pursue other interests. To accomplish this, Moore desires to realize the value of his investment in the Corporations, and has therefore proposed to tender all of his Shares in the Corporations for redemption at a value and upon certain terms and conditions as hereinafter provided.

         Moore and the Corporations desire to establish and confirm their understanding with regard to that certain letter agreement dated June 12, 1996, executed by Kirkland's and agreed to and accepted by Moore (the "Employment Agreement"), and the continuing rights and obligations of the parties thereunder. The Employment Agreement is attached hereto for reference as Exhibit B.

         NOW, THEREFORE, in consideration of the promises and undertaking as herein provided, the parties hereto do covenant and agree as follows:


         1. Redemption of Stock. On the date hereof, Moore has tendered and delivered to Kirkland's, as agent for each of the Corporations, as applicable, certificates evidencing his ownership of the Shares, properly endorsed for redemption, which Shares constitute all of the shares of the capital stock of the Corporations owned by Moore. By execution of this Agreement the Corporations acknowledge receipt of such stock certificates.

         2. Redemption Price and Payment. On January 7, 1998, the Corporations will pay to Moore the aggregate sum of Six Million Eight Hundred Eighty Eight Thousand Five Hundred Sixty Six Dollars ($6,888,566) (the "Redemption Price"), which obligation is represented by the promissory note of the Corporations, a copy of which is attached hereto as Exhibit C, (the "Note") which Note has been duly executed, approved and authorized by the Corporations and this date delivered to Moore. By execution of this Agreement Moore acknowledges receipt of such Note. It is specifically understood and agreed among all parties hereto that the Redemption Price constitutes the fair market value for the Shares. The parties agree that the Redemption Price shall be allocated among the Shares in accordance with the Purchase Price Allocation Statement attached hereto as Exhibit D. Each Corporation shall be liable to pay the portion of the aggregate Redemption Price set forth on Exhibit "D" as its allocable share.

         3. Payment of Redemption Price; Other Payment By Moore. The Redemption Price will be paid via wire transfer to the financial institution designated to the Corporations by Moore, which information Moore will provide in writing at least five business days prior to January 7, 1998. On January 7, 1998, Moore will pay to the Corporations $2,686.00 by check, which amount represents the balance due on capital contributions by Moore to certain of the newer Corporations.

         4. Representations and Warranties of Moore. Moore represents and warrants to the Corporations that Moore is the legal owner of the Shares, that he has the full right, title, and interest to such Shares, that he has the right and power to sell and transfer such Shares to the Corporations, and that such Shares are unencumbered, except for a pledge by Moore to BankBoston, N.A., as Agent in connection with the Credit Agreement dated as of June 12, 1996 , as amended, among Kirkland's Holdings L.L.C., the Borrowers named therein (including Kirkland's, Inc.), the Banks named therein, BankBoston, N.A., as Administrative Agent (the "Administrative Agent"), and Lehman Commercial Paper, Inc., as Arranger. The parties will obtain a release of such pledge of stock by the Administrative Agent, as represented by a letter from the Administrative Agent, to be attached hereto as Exhibit E on or before January 7, 1998. Moore further represents and warrants to the Corporations that he has not employed any broker or finder in connection with this transaction, and that no broker or finders fee is due to any person in connection with this transaction. The representations and warranties made by Moore in this paragraph shall survive the execution of this Agreement and the closing of the transactions contemplated herein.

         5. Representations and Warranties of the Corporations. The Corporations represent and warrant to Moore that this Agreement and the Note constitute the valid and binding obligation of each of the Corporations, and that this Agreement and the Note have been authorized and approved by all necessary corporate action of each of the Corporations.

         6. Rights and Obligations Under Employment Agreement. (a) Kirkland's agrees, notwithstanding Moore's resignation of his employment under the Employment Agreement, (i) to make a one-time compensation payment to Moore of $259,000 on January 7, 1998, and (ii) to continue to pay to Moore only the portion of the "Annual Salary" (as such term is defined and used in the Employment Agreement) represented by the annual amount of $275,000, or $22,917 per month , which is payable through the term ending June 12, 2000, as provided for in the Employment Agreement, and (iii) to pay for the benefit of Moore and his immediate family premiums for the health, medical and hospitalization insurance on the same basis currently provided to Moore and other Company employees, so long as the salary payments to Moore in (ii) above are in effect. Moore acknowledges that, except as provided in the preceding sentence, he will receive, or be entitled to receive, no other compensation or benefits from the Corporations under the Employment Agreement or otherwise.

                  (b) Aside from payment of the portion of the Annual Salary as provided in Section 6(a) above, Moore hereby releases Kirkland's, and each of the other Corporations, from any and all liabilities and obligations of the Corporations under the Employment Agreement.

                  (c) Moore acknowledges and agrees that the restrictive covenants set forth in Section 6.1 of the Employment Agreement, as well as the other provisions of Section 6 of the Employment Agreement, (i) are incorporated herein by reference as fully as if set out verbatim, (ii) are an ongoing and integral element of this Agreement, and (iii) shall continue in full force and effect until June 11, 2003, all as provided in the Employment Agreement.

         7. General Release. Except for the matters in the Employment Agreement as set forth in Paragraph 5 hereof, the payment obligation to Moore provided for in Paragraph 2 hereof, and the survival of the representations and warranties made by Moore in Paragraph 4 hereof, the parties hereunder each fully and unconditionally release the other party from any and all claims, liabilities, contracts, actions, debts, chooses in action, and any and all other matters, it being the intent of each of the parties to grant to the other a full and complete general release, as more particularly set forth in the General Release executed by each of the parties and attached hereto as Collective Exhibit F. Each of the parties by execution of this Agreement acknowledges receipt of each of such General Releases.

         8. Other Documents. The parties agree to execute and deliver all such other and further documents, instruments and papers as may reasonably be deemed necessary or advisable to carry out the intent and purpose of this Redemption Agreement.

         9. Binding Effect. The terms and conditions of this Redemption Agreement are binding upon and shall inure to the benefit of the parties hereto, their heirs, executors, administrators, successors and assigns.

         10. Controlling Law. This Agreement shall be construed and enforced in accordance with Tennessee law, without regard to conflicts of laws principles. In the event of any subsequent question or dispute as to the meaning of any provision herein, the laws of the State of Tennessee, shall be relied upon to resolve such question.

         11. Entire Agreement. This document contains the entire agreement among the parties, and any amendments or alterations hereof or additions hereto shall be of no force or effect whatsoever unless in writing and signed by all the parties.

         12. Exhibits. The Exhibits attached hereto and referenced herein are incorporated into this Agreement by such references.

         13. Severability. If any provisions of this Agreement is held illegal, invalid, or unenforceable, such illegality, invalidity or unenforceability will not affect any other provisions hereof.

         IN WITNESS WHEREOF, the parties have signed this Redemption Agreement, or caused this Redemption Agreement to be executed by their duly authorized representative, as of the date first written above.

             /s/ Bruce Moore
             ------------------------------------------------------------------
             Bruce Moore


             /s/ Carl Kirkland
             ------------------------------------------------------------------
             Carl Kirkland, President and Chief Executive Officer
                      of each of the companies listed below

             Kirkland's, Inc.
             Kirkland's of Pecanland Mall, Monroe, LA, Inc.
             Kirkland's of Town Center at Cobb, Atlanta, GA, Inc. Kirkland's of Gwinnett Place, Atlanta, GA, Inc.
             Kirkland's of Peachtree Mall, Columbus, GA, Inc.
             Kirkland's of Cumberland Mall, Atlanta, GA, Inc.
             Kirkland's of Hamilton Place Mall, Chattanooga, TN, Inc. Kirkland's of Houston Galleria, Houston, TX, Inc.
             Kirkland's of Mall of Memphis, Memphis, TN, Inc.
             Kirkland's of Woodland Hills Mall, Tulsa, OK, Inc.
             Kirkland's of Dayton Mall, Dayton, OH, Inc.
             Kirkland's of Oxmoor Center, Louisville, KY, Inc.
             Kirkland's of South Square Mall, Durham, NC, Inc.
             Kirkland's of Valley View Center, Dallas, TX, Inc.
             Kirkland's of Chesterfield Towne Center, Richmond, VA, Inc. Kirkland's of Park Plaza Mall, Little Rock, AR, Inc. Kirkland's of Montgomery Mall, Montgomery, AL, Inc. Kirkland's of Southlake Mall, Atlanta, GA, Inc.
             Kirkland's of Southpark Mall, Richmond, VA, Inc.
             Kirkland's of Eastland Mall, Evansville, IN, Inc.
             Kirkland's of Fayette Mall, Lexington, KY, Inc.
             Kirkland's of Hickory Ridge Mall, Memphis, TN, Inc. Kirkland's of Regency Square Mall, Jacksonville, FL, Inc. Kirkland's of McCain Mall, Little Rock, AR, Inc.
             Kirkland's of River Ridge Mall, Lynchburg, VA, Inc. Kirkland's of Bel Air Mall, Mobile, AL, Inc.
             Kirkland's of The Mall at Barnes Crossing, Tupelo, MS, Inc. Kirkland's of Cortana Mall, Baton Rouge, LA, Inc.
             Kirkland's of Bellevue Center, Nashville, TN, Inc.
             Kirkland's of Tri-County Mall, Cincinnati, OH, Inc. Kirkland's of The Mall of the Avenues, Jacksonville, FL, Inc. Kirkland's of Eastwood Mall, Birmingham, AL, Inc.

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             Kirkland's of Lakeside Mall, New Orleans, LA, Inc.
             Kirkland's of Carolina Place, Charlotte, N.C., Inc.
             Kirkland's of Cary Village Mall, Raleigh, N.C., Inc. Kirkland's of Cool Springs Galleria, Nashville, TN, Inc. Kirkland's of Kenwood Towne Centre, Cincinnati, OH, Inc. Kirkland's of St. Louis Galleria, St. Louis, MO, Inc. Kirkland's of Wiregrass Commons Mall, Dothan, AL, Inc. Kirkland's of Regency Mall, Richmond, VA, Inc.
             Kirkland's of Florence Mall, Florence, KY, Inc.
             Kirkland's of Acadiana Mall, Lafayette, LA., Inc.
             Kirkland's of Padre Staples Mall, Corpus Christi, TX, Inc. Kirkland's of Belden Village, Canton, OH, Inc.
             Kirkland's of West Oaks Mall, Houston, TX, Inc.
             Kirkland's of Charleston Town Center, Charleston, W. VA, Inc. Kirkland's of Crestwood Plaza, St. Louis, MO, Inc.
             Kirkland's of White Marsh Mall, Baltimore, MD, Inc.
             Kirkland's of Collin Creek Mall, Dallas, TX, Inc.
             Kirkland's of Baybrook Mall, Houston, TX, Inc.
             Kirkland's of Governor's Square Mall, Tallahassee, FL, Inc. Kirkland's of Barton Creek Mall, Austin, TX, Inc.
             Kirkland's of Highland Mall, Austin, TX, Inc.
             Kirkland's of Battlefield Mall, Springfield, MO, Inc. Kirkland's of Penn Square Mall, Oklahoma City, OK, Inc. Kirkland's of Oak Park Mall, Kansas City, KS, Inc.
             Kirkland's of Mall St. Vincent, Shreveport, LA, Inc. Kirkland's of Owings Mills Mall, Baltimore, MD, Inc. Kirkland's of Oakwood Center, New Orleans, LA, Inc.
             Kirkland's of The Mall at Johnson City, Johnson City, TN, Inc. Kirkland's of Glenbrook Mall, Ft. Wayne, IN, Inc.
             Kirkland's of North Pointe Mall, Atlanta, GA, Inc.
             Kirkland's of Northpark Mall, Joplin, MO, Inc.
             Kirkland's of Orlando Fashion Square, Orlando, FL, Inc. Kirkland's of The Mall at Fairfield Commons, Dayton, OH, Inc. Kirkland's of St. Charles Towne Center, Waldorf, MD, Inc. Kirkland's of Regency Mall, Florence, AL, Inc.
             Kirkland's of South Plains Mall, Lubbock, TX, Inc.
             Kirkland's of The Parks at Arlington, Ft. Worth, TX, Inc. Kirkland's of Parma Town Mall, Cleveland, OH, Inc.
             Kirkland's of St. Clair Square, St. Louis, MO, Inc.
             Kirkland's of Turtle Creek Mall, Hattiesburg, MS, Inc. Kirkland's of The Woodlands, Houston, TX, Inc.
             Kirkland's of Brandon Town Center, Tampa, FL, Inc.
             Kirkland's of Memorial City Mall, Houston, TX, Inc.
             Kirkland's of University Mall, Tuscaloosa, AL, Inc.
             Kirkland's of Santa Rosa Mall, Fort Walton, FL, Inc. Kirkland's of Panama City Mall, Panama City, FL, Inc. Kirkland's of Town East Mall, Mesquite, TX, Inc.
             Kirkland's of Kentucky Oaks Mall, Paducah, Ky, Inc.
             Kirkland's of Crabtree Valley Mall, Raleigh, N.C., Inc. Kirkland's of Oak Hollow Mall, Highpoint, N. C., Inc.

             Kirkland's of Fox Valley Mall, Chicago, IL, Inc.
             Kirkland's of Hawthorne Mall, Chicago, IL, Inc.
             Kirkland's of Stratford Square, Chicago, IL, Inc.
             Kirkland's of Orland Square, Chicago, IL, Inc.
             Kirkland's of Coastland Mall, Naples, FL, Inc.
             Kirkland's of Carolina, Inc.
             Kirkland's of Charlotte, Eastland Mall, Inc.
             Kirkland's of Tennessee, Inc.
             K. C. Corp., Inc.
             Kirkland's of Greensboro, Four Seasons Mall, Inc.
             Kirkland's of Fayetteville, Cross Creek Mall, Inc.
             Kirkland's of Wilmington, Independence Mall, Inc.
             Kirkland's III, Jackson-Metro Center, Inc.
             Kirkland's of Memphis, Tennessee, Laurelwood Shopping Center, Inc. Kirkland's of Ridgeland, Mississippi, Northpark Mall, Inc. Kirkland's of Knoxville, East Towne Mall, Inc.
             Kirkland's of Huntsville, Madison Square Mall, Inc.
             Kirkland's of Valley View Mall, Roanoke, VA, Inc.
             Kirkland's of Nashville, Hickory Hollow Mall, Inc.
             Kirkland's of Birmingham, Riverchase Galleria, Inc.
             Kirkland's of Briar Cliffe Mall, Myrtle Beach, South Carolina, Inc. Kirkland's of Rivergate Mall, Nashville, TN, Inc.
             Kirkland's of Edgewater Mall, Biloxi, MS, Inc.
             Kirkland's of Town Center Plaza, Kansas City, KS, Inc.
             Kirkland's of Castleton Square, Indianapolis, IN., Inc.
             Kirkland's of Cordova Mall, Pensacola, FL, Inc.
             Kirkland's of University Park, South Bend, IN, Inc.
             Kirkland's of Westgate Mall, Spartanburg, SC, Inc.
             Kirkland's of Westgate mall, Amarillo, TX, Inc.
             Kirkland's of Meridian Mall, Lansing, MI, Inc.
             Kirkland's of Cottonwood Mall, Albuquerque, NM, Inc.
             Kirkland's of University Mall, Tampa, FL, Inc.
             Kirkland's of Northwest Arkansas Mall, Fayetteville, AR, Inc. Kirkland's of Indian River Mall, Vero Beach, FL, Inc.
             Kirkland's of Tyrone Square, St. Petersburg, FL, Inc.
             Kirkland's of Northgate Mall, Cincinnati, OH, Inc.
             Kirkland's of West Oaks Mall, Orlando, FL, Inc.
             Kirkland's of Park City Center, Lancaster, PA, Inc.
             Kirkland's of Northpark Mall, Davenport, IA, Inc.
             Kirkland's of Perimeter Mall, Atlanta, GA, Inc.
             Kirkland's of Wolfchase Galleria, Memphis, TN, Inc.
             Kirkland's of Lindale Mall, Cedar Rapids, IA, Inc.
             Kirkland's of Coronado Mall, Albuquerque, NM, Inc.
             Kirkland's of Willowbrook Mall, Houston, TX, Inc.


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
                                    Exhibit A

                                 Shares of Stock


  Corporation            Shares          Class of Stock         Certificate
  -----------            ------          --------------         -----------
Group A and B            7,250             Common                  4
Companies                                  (Voting)
                           650             Common                  1
                                           (Non-Voting)
                         7,900             Class B                 3
                                           Preferred
                         2,878             Class C                 3
                                           Preferred
Group C                  7,900             Common                  1
Companies                                  (Non-Voting)
                         3,000             Class B                 3
                                           Preferred
                                           (Voting)
                         4,900             Class B                 1
                                           Preferred
                                           (Non-Voting)
Group D                  7,900             Common                  4
Companies                                  (Voting)
                         7,900             Class B                 3
                                           Preferred
Group E                     79             Common                  4
Companies



The listing of Group A, B, C, D, and E Companies begins on the next page (A-2).


                                       A-1